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                                                                       EXHIBIT 6

                                 C O N S E N T

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. Bank Trust National Association, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:   February 11, 2000

                                    U.S. BANK TRUST NATIONAL ASSOCIATION

                                    By:  /s/ Gonzalo Urey
                                         ----------------
                                             Gonzalo Urey
                                             Trust Officer